Exhibit 99.1

Volt Information Sciences Reports 2018 Second Quarter Financial Results

NEW YORK, NY, June 7, 2018 – Volt Information Sciences, Inc. (“Volt” or “the Company”) (NYSE-AMERICAN: VISI), an international provider of staffing services and managed service programs, today reported results for its 2018 second quarter ended April 29, 2018.  Key highlights include:

•
Second quarter net revenue of $263.2 million, down 13.1% year-over-year; on a same-store basis, net revenue declined 7.8% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of foreign exchange rate fluctuations;

•	Second quarter selling, administrative and other operating costs of $42.9 million, down 16.1%, year-over-year, or 10.8% excluding businesses sold;

•	Global liquidity of $59.4 million at quarter-end, up $3.5 million year-over-year; total outstanding debt of $50.0 million, down $40.0 million year-over-year; and

•
Effective June 6, 2018 the Company announced that President and Chief Executive Officer Michael Dean left the Company and the Board; The Company also announced that Linda Perneau was appointed Interim Chief Executive Officer, in addition to her role as President of Volt Workforce Solutions.

Commenting on Volt’s second quarter performance, Paul Tomkins, Senior Vice President and CFO, said, “The Company continues to benefit from our ongoing activities to drive operational efficiencies and manage expenses, which is delivering lower selling, administrative and other operating costs. As part of this effort, on a same store basis, we achieved a 10.8% reduction in expenses from a year ago. Furthermore, during the quarter we continued to make progress in stabilizing and strategically positioning our smaller businesses—namely International Staffing, Volt Consulting Group and Volt Customer Care Solutions.”

Mr. Tomkins continued, “While these incremental improvements are encouraging, we still have work ahead to get Volt back on a trajectory to profitable growth.  A key to reaching this goal will be generating topline growth through improving the performance of our largest business, Volt Workforce Solutions, or VWS. With new senior leadership in place at VWS and a team dedicated to executing a plan to drive revenue growth, I am confident we can achieve our objective.”

Fiscal 2018 Second Quarter Results
Total revenue for the fiscal 2018 second quarter was $263.2 million, down $39.8 million, or 13.1%, compared to $303.0 million in the second quarter of fiscal 2017. On a same-store basis, net revenue declined 7.8% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations.

North American Staffing revenue, which provides a broad spectrum of contingent staffing, direct placement, recruitment process outsourcing and other employment services, was $218.1 million, a $15.7 million, or 6.7% decline compared to North American Staffing revenue of $233.8 million in the second quarter of fiscal 2017. The decline was driven by lower demand from customers in both professional and commercial job families, as well as a significant change in a large customer’s contingent labor strategy in the latter part of fiscal 2017.

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

International Staffing revenue, which includes the Company’s contingent staffing, direct placement and managed service programs businesses in Europe and Asia, was $31.9 million, a $1.7 million, or 5.5% increase compared to $30.2 million from the second quarter of fiscal 2017. Excluding the impact of foreign exchange rate fluctuations, revenue declined $1.9 million, or 5.6%, on a constant currency basis compared to the second quarter of fiscal 2017, primarily due to lower demand in the United Kingdom, offset by strong growth in Belgium and Singapore.

Corporate and Other revenue, which primarily consists of the Company’s North American managed service business and the Company’s call center business, was $14.2 million, down $26.3 million, or 65.1%, compared to $40.5 million in the second quarter of fiscal 2017. The year-over-year revenue decline was primarily driven by the impact from the sale of Maintech and the quality assurance businesses, which occurred in the second quarter of fiscal 2017 and at the end of the fourth quarter of fiscal 2017, respectively. On a same-store basis, excluding businesses sold or exited of $21.2 million, Corporate and Other revenue decreased $5.2 million, or 26.9%, year-over-year, as a result of winding down of certain programs in the Company’s managed service business as well as normal fluctuations in call center activity.

Selling, administrative and other operating costs in the second quarter of fiscal 2018 decreased $8.3 million, or 16.1%, to $42.9 million from $51.2 million in the second quarter of fiscal 2017. This decrease was primarily due to on-going cost reductions in all areas of the business and favorable medical claims experience, as well as, costs attributed to the previously-owned quality assurance and Maintech businesses of $3.0 million.

Net loss was $7.7 million in the second quarter of fiscal 2018, up $6.8 million compared to a loss of $0.9 million in the second quarter of fiscal 2017. Adjusted net loss, which is a Non-GAAP measure, was $7.9 million in the second quarter of fiscal 2018, up $1.8 million compared to an adjusted net loss of $6.1 million in the second quarter of fiscal 2017.

Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $3.7 million in the fiscal 2018 second quarter, up $1.8 million from a loss of $1.9 million (Non-GAAP) in the year ago period.  Excluding $1.5 million from businesses sold, adjusted EBITDA in the second quarter of fiscal 2017 was a loss of $3.4 million.  Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense. For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Liquidity
As of April 29, 2018, the Company had $59.4 million of global liquidity as compared to $55.9 million at April 30, 2017.

Corporate Developments
The Company announced that President and Chief Executive Officer Michael Dean left the Company and the Board, effective June 6, 2018.  The Company also announced that Linda Perneau was appointed Interim Chief Executive Officer, in addition to her role as President of Volt Workforce Solutions. In connection with this development, current director Nick Cyprus was appointed Chairman of the Board and current director William Grubbs was appointed Vice-Chairman.  The Company has formed an Executive Management Committee comprised of Linda Perneau, Paul Tomkins, Nancy Avedissian (Senior Vice President and General Counsel), and Ann Hollins (Senior Vice President and Chief Human Resources Officer).  The Executive Management Committee will be responsible for the day-to-day operational and corporate management of the Company, and will report directly to the Board of Directors.

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

Review of Strategic Alternatives
As previously announced, the Company is fully engaged in a process to review and evaluate potential strategic alternatives to maximize shareholder value. Such strategic alternatives could include a sale of the Company or a sale of a division or divisions thereof, a strategic merger, a business combination or continuing as a standalone company executing on its business plan. The Company has engaged Houlihan Lokey Capital, Inc. as financial advisor and Milbank, Tweed, Hadley & McCloy LLP as legal advisor to assist in its review.

The Board and the Company have not set a definitive timetable for completion of its review of strategic alternatives, nor has it made any decisions related to any particular strategic alternative, and there can be no assurance that the process will result in any transaction being announced or completed in the future. The Company does not intend to make any further announcements related to its review unless and until its Board of Directors has approved a specific transaction or otherwise determined that further disclosure is appropriate.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2018 second quarter financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s Interim Chief Executive Officer  and President of Volt Workforce Solutions, Linda Perneau, and Senior Vice President and Chief Financial Officer Paul Tomkins, will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please visit the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Thursday, June 7, 2018 at 7:30 p.m. Eastern Time through Thursday, June 21, 2018 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID #13679698. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consists of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involves managing the procurement and on-boarding of contingent workers from multiple providers. Our customer care solutions specializes in serving as an extension of our customers’ consumer relationships and processes including collaborating with customers, from help desk inquiries to advanced technical support. Our complementary businesses offer customer care call centers, customized talent, and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

Forward-Looking Statements
This press release contains forward-looking statements that are subject to a number of known and unknown risks, including, among others, the impact of management changes, the outcome of the Company’s previously announced strategic alternatives process, the outcome of the Company’s turnaround plan, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 1133 Avenue of the Americas, New York, New York 10036, Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at www.sec.gov and at the Company’s website at www.volt.com in the Investors section.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

Results of Operations
(in thousands, except per share data)
	Three Months Ended			Six Months Ended
	April 29, 2018	January 28, 2018	April 30, 2017	April 29, 2018	April 30, 2017

Net revenue	$263,219	$253,338	$303,005	$516,557	$616,029
Cost of services	225,918	217,329	255,886	443,247	522,020
Gross margin	37,301	36,009	47,119	73,310	94,009

Expenses:
Selling, administrative and other operating costs	42,916	46,938	51,171	89,854	100,061
Restructuring and severance costs	104	518	199	622	823
Impairment charges	155	-	290	155	290
Gain from divestiture	-	-	(3,938)	-	(3,938)
Total expenses	43,175	47,456	47,722	90,631	97,236

Operating loss	(5,874)	(11,447)	(603)	(17,321)	(3,227)

Interest income (expense), net	(631)	(782)	(891)	(1,413)	(1,749)
Foreign exchange gain (loss), net	(497)	703	184	206	311
Other income (expense), net	(55)	(528)	(311)	(583)	(910)
Loss before income taxes	(7,057)	(12,054)	(1,621)	(19,111)	(5,575)
Income tax provision (benefit)	630	(1,360)	(767)	(730)	(144)
Net loss	$(7,687)	$(10,694)	$(854)	$(18,381)	$(5,431)

Per share data:
Basic:
Net loss	$(0.37)	$(0.51)	$(0.04)	$(0.87)	$(0.26)
Weighted average number of shares	21,032	21,029	20,921	21,030	20,919

Diluted:
Net loss	$(0.37)	$(0.51)	$(0.04)	$(0.87)	$(0.26)
Weighted average number of shares	21,032	21,029	20,921	21,030	20,919

Segment data:

Net revenue:
North American Staffing	$218,090	$206,235	$233,804	$424,325	$465,669
International Staffing	31,904	29,579	30,231	61,483	60,581
Corporate and Other	14,156	18,727	40,532	32,883	92,499
Eliminations	(931)	(1,203)	(1,562)	(2,134)	(2,720)
Net revenue	$263,219	$253,338	$303,005	$516,557	$616,029

Operating income (loss):
North American Staffing	$1,571	$(626)	$3,058	$945	$5,886
International Staffing	818	(98)	531	720	1,173
Corporate and Other	(8,263)	(10,723)	(8,130)	(18,986)	(14,224)
Gain from divestiture	-	-	3,938	-	3,938
Operating loss	$(5,874)	$(11,447)	$(603)	$(17,321)	$(3,227)

Work days	65	59	65	124	124

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Six Months ended
	April 29, 2018	April 30, 2017

Cash and cash equivalents, beginning of the period	$37,077	$6,386

Cash used in all other operating activities	(14,314)	(6,074)
Changes in operating assets and liabilities	14,590	17,873
Net cash provided by operating activities	276	11,799

Purchases of property, equipment, and software	(1,298)	(6,385)
Proceeds from divestitures	-	15,224
Net cash provided by all other investing activities	164	592
Net cash provided by (used in) investing activities	(1,134)	9,431

Net repayment of borrowings	-	(7,050)
Debt issuance costs	(1,411)	(726)
Net cash used in all other financing activities	(60)	(7)
Net cash used in financing activities	(1,471)	(7,783)

Effect of exchange rate changes on cash and cash equivalents	(571)	910

Net increase (decrease) in cash and cash equivalents	(2,900)	14,357

Cash and cash equivalents, end of the period	$34,177	$20,743

Cash paid during the period:
Interest	$1,482	$1,838
Income taxes	$1,132	$1,111

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	April 29, 2018	October 29, 2017
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$34,177	$37,077
Restricted cash and short-term investments	20,455	20,544
Trade accounts receivable, net of allowances of $773 and $1,249, respectively	166,201	173,818
Recoverable income taxes	53	1,643
Other current assets	6,730	11,755
TOTAL CURRENT ASSETS	227,616	244,837
Other assets, excluding current portion	11,032	10,851
Property, equipment and software, net	26,349	29,121
TOTAL ASSETS	$264,997	$284,809

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accrued compensation	$23,134	$24,504
Accounts payable	40,118	36,895
Accrued taxes other than income taxes	21,995	20,467
Accrued insurance and other	27,098	30,282
Short-term borrowings	-	50,000
Income taxes payable	1,154	808
TOTAL CURRENT LIABILITIES	113,499	162,956
Accrued insurance and other, excluding current portion	10,727	10,828
Deferred gain on sale of real estate, excluding current portion	23,189	24,162
Income taxes payable, excluding current portion	615	1,663
Deferred income taxes	1,207	1,206
Long-term debt	48,758	-
TOTAL LIABILITIES	197,995	200,815

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,035,503 and 21,026,253 shares, respectively	2,374	2,374
Paid-in capital	79,547	78,645
Retained earnings	27,303	45,843
Accumulated other comprehensive loss	(4,804)	(5,261)
Treasury stock, at cost; 2,702,500 and 2,711,750 shares, respectively	(37,418)	(37,607)
TOTAL STOCKHOLDERS' EQUITY	67,002	83,994
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$264,997	$284,809

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

GAAP to Non-GAAP Reconciliations

(in thousands)

	Three Months Ended
	April 29, 2018		April 30, 2017
Reconciliation of GAAP net loss to Non-GAAP net loss:
GAAP loss	$(7,687)		$(854)
Selling, administrative and other operating costs	(486	)(a)	(486	)(a)
Restructuring and severance costs	104		199
Impairment charges	155	(b)	290	(b)
Gain from divestitures	-		(3,938	)(c)
Income tax benefit	-		(1,283	)(d)
Non-GAAP net loss	$(7,914)		$(6,072)

	Three Months Ended
	April 29, 2018		April 30, 2017
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP loss	$(7,687)		$(854)
Selling, administrative and other operating costs	(486	)(a)	(486	)(a)
Restructuring and severance costs	104		199
Impairment charges	155	(b)	290	(b)
Gain from divestitures	-		(3,938	)(c)
Depreciation and amortization	1,874		2,001
Share-based compensation expense	557		627
Total other (income) expense, net	1,183		1,018
(Benefit) provision for income taxes	630		(767)
Adjusted EBITDA	$(3,670)		$(1,910)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to previously purchased software module that is no longer in use.
(c)	Relates to the sale of Maintech, a non-core business.
(d)
Relates to a discrete tax benefit resulting from the resolution of uncertain tax positions upon the completion and effective settlement of the IRS audit of the Company's fiscal 2004 through 2010 federal tax and associated state tax audits.

Volt Information Sciences Reports 2018 Second Quarter Results
June 7, 2018

Note Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures on a constant currency basis, eliminating special items and the impact of businesses sold provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.